Exhibi t99.1

April 3, 2018 16:52 UTC

3PEA International Announces the Appointment of Mr. Bruce A. Mina as a Non-Executive Independent Director

HENDERSON, Nev.--(BUSINESS WIRE)-- 3PEA International, Inc. (OTCQB:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, is pleased to announce the appointment of Bruce A. Mina to the role of non-executive independent Director.

“It is with great pleasure that we welcome Bruce to the 3PEA Board of Directors,” said Mark Newcomer, Chairman & Chief Executive Officer, 3PEA International. “Bruce’s extensive background as an Accredited Business Valuator, Chief Financial Officer and Business Consultant makes him a valuable addition to the expanding 3PEA Board.”

The Board of Directors continues its search to appoint additional new independent directors, and to expand the Board’s skill sets to support 3PEA’s expansion into new markets and geographies.

Mr. Bruce A. Mina

Bruce A. Mina, MS-Taxation, CPA/ABV, CFF, CVA, BVAL is a co-founder & managing member of Mina Llano Higgins Group, LLP (founded 1974). Mr. Mina is a Certified Public Accountant licensed in the State of New York for over 30 years. He is experienced in, and responsible for litigation support and valuation assignments regarding business valuations, damage studies and appraisal engagements. Mr. Mina has been retained as a Business Appraiser, Expert Witness, Consultant, Forensic Examiner, Auditor, Accountant and Tax Planner by business owners and corporate officers, attorneys and Municipalities to provide services in business appraisal and enterprise valuation, forensic examination and litigation support. As a Business Appraiser, Mr. Mina has valued businesses for the purpose of acquisition, sale, buy/sell agreements, estate planning, arbitration and litigation.

Mr. Mina has served as CFO for Coal Brick Oven Pizzeria, Inc., a Nevada corporation, (Grimaldi’s Pizzeria chain of restaurants) headquartered in Scottsdale, AZ from 2011-2018, and currently serves as CFO for Academy of Aviation in Long Island, NY since 2009. Mr. Mina earned his B.A. degree from Hofstra University, and his Master of ScienceTaxation Degree from Long Island University.

Mr. Mina is a member of the American Institute of Certified Public Accountants (AICOPA); The Tax Institute, School of Professional Accountancy, College of Management, C.W. Post Campus, Long Island University; National Association of Certified Valuators and Analysts; National Association of Valuation Analysts and New York Association of Collaborative Professionals.

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About 3PEA International

3PEA International (OTCQB:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b 6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International, Inc.

Brian Polan, 1-702-749-7234

Chief Financial Officer

bpolan@3pea.com

www.3pea.com

Source: 3PEA International, Inc.

View this news release online at:

http://www.businesswire.com/news/home/20180403006283/en

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